Exhibit 10.3

EXHIBIT 1

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

GRANDPARENTS.COM, Inc.

[Amended And Restated]
Warrant To Purchase Common Stock

Warrant No.: GP-[___]

Number of Shares of Common Stock: [___________]

Date of Issuance: [__________] (“Issuance Date”)

Grandparents.com, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VB FUNDING, LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times after, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [_____________ (__________)] fully paid non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. [This Warrant is issued pursuant to that certain Warrant Agreement, dated the date hereof, by and between the Company and the Holder, and amends and restates Warrant numbered GP-187 issued on May 18, 2015, in its entirety.]

1.          EXERCISE OF WARRANT.

(a)          Mechanics of Exercise. This Warrant may be exercised, in whole and not in part, at any time and from time to time by the Holder during the Exercise Period (as defined below). Such exercise shall be accomplished by tender to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Purchase Price”), either (i) in cash or by wire transfer of immediately available funds, payable to the order of the Company, or (ii) provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)), together with presentation and surrender to the Company of this Warrant with an executed written exercise notice in substantially the form attached hereto as Exhibit A (the “Exercise Notice”) (the date the Exercise Notice, which has been properly executed, and payment of the Purchase Price have both been received by the Company, the “Exercise Date”). Upon receipt of the Purchase Price and the Exercise Notice, the Company will deliver to the Holder as soon as reasonably practicable a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Holder or the Holder’s transferee (as permitted under Section 7 and Section 13 below). On the Exercise Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the number of Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificate(s) evidencing such Warrant Shares, provided that, if the Exercise Date is a date on which the stock transfer books of the Company are closed, the Holder shall be deemed for all corporate purposes to have become the holder of such Warrant Shares with respect to which this Warrant has been exercised at the close of business on the next succeeding calendar date on which the stock transfer books of the Company are open. Fractional shares of Common Stock will not be issued upon the exercise of this Warrant. In lieu of any fractional shares that would have been issued but for the immediately preceding sentence, the Holder will be entitled to receive cash equal to the current market price of such fraction of a share of Common Stock on the trading day immediately preceding the Exercise Date. In the event a registration statement is not effective at the time this Warrant is exercised, there is no circumstance that would require the Company to net cash settle this Warrant.

 Exhibit 1, Page 1

(b)          Exercise Period. This Warrant shall become exercisable by the Holder beginning upon the date set forth above and ending on the Expiration Date (the “Exercise Period”). This Warrant will terminate automatically and immediately upon the expiration of the Exercise Period.

(c)          Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.30, subject to adjustment as provided herein.

(d)          Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), or an exemption from registration, is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole and not in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Purchase Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)          Rule 144. For purposes of Rule 144(d) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Warrant Agreement.

 Exhibit 1, Page 2

(f)          Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of record of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(g)          Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to Computershare Trust Company , N.A. (the “Transfer Agent”) or to the Company at its address specified herein.

(h)          Beneficial Ownership. The Holder shall not be entitled to exercise this Warrant to the extent that, when aggregated with all other shares of Common Stock owned by the Holder at such time, such exercise would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock at such time; provided, however, that upon the Holder providing the Company with sixty-one (61) days notice, the Holder would like to waive the provisions of this Section 1(h) with regard to any shares of Common Stock issuable upon exercise of this Warrant, this provision shall be of no force or effect with regard to those shares of Common Stock referenced in said notice of waiver.

2.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)          Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the date hereof (i) subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares or (ii) combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective

(b)          Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

 Exhibit 1, Page 3

3.          RIGHTS UPON DISTRIBUTION OF ASSETS.

(a)          If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore:

(i)          Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in Section 2(a) above);

(ii)         any cash paid or payable otherwise than as a cash dividend; or

(iii)        Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 2(a) above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) above) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

(b)          Upon the occurrence of each adjustment pursuant to this Section 3, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

4.          CHANGE OF CONTROL TRANSACTIONS. In the event of a Change of Control Transaction prior to the termination of the Exercise Period, then immediately upon closing thereof, the Company may give the Holder written notice of the occurrence of a Change of Control Transaction, and the Holder may either (a) give the Company written notice that the Holder declines to exercise this Warrant, in which event this Warrant shall expire, or (b) if the Holder does not give the Company the notice provided in the foregoing clause (a), then forty-five (45) days after the Holder’s receipt of notice from the Company of the occurrence of a Change of Control Transaction, this Warrant shall be deemed to be fully exercised (to the extent not previously exercised), and the Holder thereupon shall be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation, or other consideration, resulting from such Change of Control Transaction, to which the Holder would have been entitled if the Holder had exercised this Warrant in full (to the extent not previously exercised) immediately prior to the closing of such Change of Control Transaction.

 Exhibit 1, Page 4

5.          NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith comply with all the provisions of this Warrant and take all actions consistent with effectuating the purposes of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (ii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6.          WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.

7.          REISSUANCE OF WARRANTS.

(a)          Transfer of Warrant. Subject to Section 13 of this Warrant, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company and deliver the completed and executed Assignment Form, in the form attached hereto as Exhibit B, whereupon the Company will issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(c)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder.

(b)          Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company, and, if requested, bond reasonably satisfactory to the Company, in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(c)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)          Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant, (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.          NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with that certain Warrant Agreement, dated the date hereof, by and between the Company and the Holder.

 Exhibit 1, Page 5

9.          AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.         GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11.         CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.         REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief).

13.         RESTRICTIONS ON TRANSFERABILITY; COMPLIANCE WITH SECURITIES ACT.

(a)          Restrictions on Transferability of the Securities. The Securities shall not be transferable except upon the conditions specified in Section 5 of the Warrant Purchase Agreement and Section 13 hereof.

(b)          Notice of Transfer. By acceptance of this Warrant, the Holder agrees to provide to the Company five (5) business days prior written notice of the Holder’s intention, directly or indirectly, to sell, offer or contract to sell, pledge or otherwise dispose or transfer (collectively, a “transfer”) this Warrant, which notice shall include (A) the identity, in reasonable and specific detail, of the proposed direct or indirect transferee (including, if the proposed transferee is a broker or dealer, the identity, in reasonable and specific detail, of any subsequent transferee to whom such broker or dealer intends or expects to transfer this Warrant following its receipt hereof), (B) a copy of a binding agreement, executed by the Holder, as the proposed transferor, and the proposed transferee, (C) in the event the amount of the agreed upon consideration for the proposed sale of this Warrant is all cash (such amount, the “Warrant Transfer Cash Price”), the Warrant Transfer Cash Price and a certification that the Warrant Transfer Cash Price was determined on the basis of bona fide arms’ length negotiations between the parties to such agreement, and (D) in the event that some or all of the agreed upon consideration for the proposed sale of this Warrant is property (tangible or intangible) other than cash, a reasonably specific description of such property intended as consideration for the transfer.

(c)          Restrictive Legend. Unless (i) the Warrant Shares have been registered as provided for in the Warrant Purchase Agreement pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “Commission”) and provided such a registration statement covering such shares is then effective or (ii) the Warrant Shares may be publicly sold under Rule 144 of the Securities Act (or successor rule), when this Warrant is exercised, the stock certificates shall bear the following legend:

 Exhibit 1, Page 6

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(d)          Limitations on Transfer. Notwithstanding the provisions of this Section 13 and applicable provisions of the Warrant Agreement, Lender agrees that it shall not transfer this Warrant to more than ten (10) Holders, and each Holder to whom all or part of this Warrant shall be transferred, by executing the Assignment attached hereto as Exhibit B, cannot transfer this Warrant to more than one Holder.

14.         WARRANT AGENT. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholder services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.         CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)          “Bloomberg” means Bloomberg Financial Markets.

(b)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)          “Change of Control Transaction” shall mean (i) a merger or consolidation of the Company with or into another entity (except any such merger or consolidation involving the Company in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation in excess of 50% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation) (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale of all or substantially all the assets of the Company (other than as provided for in Section 2(a)), or (iii) any reclassification of the Common Stock of the Company is effected.

 Exhibit 1, Page 7

(d)          “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTCPink (Current Information) tier of the OTC Markets Group, Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(e)          “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(f)          “Expiration Date” means the date that is the tenth (10th) anniversary of the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(g)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(h)          “Principal Market” means the OTCQB.

(i)           “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

[Signature Page Follows]

 Exhibit 1, Page 8

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

GRANDPARENTS.COM, INC.

By:
Name:
Title:

 Exhibit 1, Page 9

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

GRANDPARENTS.COm, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Grandparents.com, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or a “Cashless Exercise” with respect to Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Purchase Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant and, after delivery of such Warrant Shares, _____________ Warrant Shares remain subject to the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

Exhibit 1, Page A- 1

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Computershare Trust Company, N.A. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated [___ ____], 20[__] from the Company and acknowledged and agreed to by Computershare Trust Company, N.A.

GRANDPARENTS.COm, INC.

By:
Name:
Title:

Exhibit 1, Page A- 2

EXHIBIT B

ASSIGNMENT FORM

GRANDPARENTS.COM, INC.

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant. By executing this Assignment, the Holder agrees that it cannot transfer (as defined in the Warrant) the Warrant to more than one Holder.